AJ. ROBBINS, PC

216 SIXTEENTH STREET

SUITE 600

DENVER, COLORADO 80206

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2 of Universal Guardian Holdings, Inc. our report dated March 10, 2006 relating to the financial statements of Universal Guardian Holdings, Inc. and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement on Form SB-2.

/s/ AJ Robbins, P.C.

 AJ. ROBBINS, P.C.

 CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado

July 20, 2006